UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 22, 2019
MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston ,TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X] Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See section entitled "Proposal 4" of Item 5.07 below.
Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2019, Moleculin Biotech, Inc. held its 2018 Annual Meeting of Stockholders (the "Annual Meeting"). As of April 1, 2019, the record date for the Annual Meeting, there were 34,384,030 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 29,360,378 shares, or 85.39%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of our common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company's stockholders at the Annual Meeting.

Proposal 1. Election of Directors - The Company's stockholders elected Walter V. Klemp, Robert George, Michael Cannon and John Climaco to serve until the 2020 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Walter V. Klemp	14,536,236	510,012	14,314,130
Robert George	14,136,016	910,232	14,314,130
Michael Cannon	14,211,456	834,792	14,314,130
John Climaco	14,183,733	862,515	14,314,130
Proposal 2. Ratify Grant Thornton LLP as Independent Registered Public Accountant - The Company's stockholders ratified the appointment of Grant Thornton, LLP as the Company's Independent registered public accounting firm for the fiscal year ending December 31, 2019, by the following vote:

Votes For	Votes Against	Abstain
28,819,643	99,628	441,107

Proposal 3. To Effect a Reverse Stock Split of the Outstanding Shares - - The Company’s stockholders authorized the Board of Directors, in its sole discretion, prior to the one-year anniversary of the Annual Meeting, to file an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at one of the following reverse stock split ratios, 1-for-2, 1-for-3, 1-for-4, 1-for-5, 1-for-6 or 1-for-7. As of the date hereof, the Company's Board of Directors has not made any determination on the filing of such amendment. The voting on this proposal is set forth below:

Votes For	Votes Against	Abstain
22,961,269	6,241,135	157,974

Proposal 4. To Increase the Number of Authorized Shares of Common Stock - The Company’s stockholders approved an amendment to the Company’s certificate of incorporation to increase the total number of authorized shares of common stock from 75,000,000 shares to 100,000,000 shares

The voting on this proposal is set forth below:

Votes For	Votes Against	Abstain
22,049,538	6,890,366	420,474

Proposal 5. To Issue more than 20% of the Issued and Outstanding Common Stock - The Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s purchase agreement with Lincoln Park Capital Fund, LLC.

Votes For	Votes Against	Abstain	Broker Non-Votes
13,600,166	1,142,398	303,684	14,314,130

Proposal 6. To authorize an Adjournment of the Annual Meeting - To authorize an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 3 or 4.

Votes For	Votes Against	Abstain	Broker Non-Votes
13,416,861	1,563,148	66,239	14,314,130

Adjournment of the Annual Meeting was not necessary or appropriate because there were sufficient votes in favor of Proposal 3 and 4.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.    Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOLECULIN BIOTECH, INC.
Date: May 24, 2019
By:    /s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc.

4